SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: August 1, 2001


                         UNIVERSAL MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                      000-28459                       22-3360133
 (State of                 (Commission File Number)            (IRS Employer
 Incorporation)                                                Identification #)


                 68A Lamar Street, North Babylon, New York 11704
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  631-491-5200
                    ----------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective immediately, Anthony Vigliotti has resigned as President and as Chairman of the Board of Directors of the registrant.

         The remaining members of the Board of Directors have appointed Kenneth Parsteck as President of the Registrant. Mr. Parsteck has entered into a one-year Employment Agreement, annexed as an Exhibit hereto.

         Mr. Parsteck is a graduate of Adelphi University in 1980 with a BBA. He received an MBA from the University of Miami in 1983. From 1990 he was employed by Delta Manufacturing, Inc. in Palisades Park, New Jersey, a corrugated box manufacturer, as a customer service manager. From 1992 to 1997, he was Vice President of Operations of Total Freight Solutions of America, Inc., a logistics provider in Freehold New Jersey. In 1997, he joined Fortune Media, Inc., and Fortune Entertainment, Inc., its subsidiary, as Vice President of Operation. Fortune was a music label and media company located in New York, New York. In 1998, he became Vice-President of Gerard Express, Inc., which became E-Trans Logistics, Inc., Carteret, New Jersey. In 2000, he joined TTI Holdings of America Corp., New York, New York, as Vice President of Operations, Mergers and Acquisitions.


ITEM 5.  OTHER EVENTS

         The Company has relocated its offices to 68A Lamar Street, North Babylon, New York, 11704. The phone number is (631) 491-5200. The company occupies limited space at this location, and sublets for minimal rent. The space is sufficient for the time being.

EXHIBITS

10.1     Employment   Agreement  between  Universal  Media  Holdings,  Inc., and
Kenneth Parsteck

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Kenneth Parsteck
         ---------------------------------
         President

Date:    December 5, 2001


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